SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release (the “Settlement and Release”) is made this 30th day of March, 2008 (the “Effective Date”) by and between Soliton, LLC d/b/a BlueCar Partners also know as BlueCar Partners, LLC, a New York limited liability company (“Consultant”) and BioAuthorize Inc., a Colorado corporation (“BioAuthorize”). Consultant and BioAuthorize are sometimes referred to as the (“Parties”) and individually as a (“Party”). All terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the BlueCar Partners, LLC Letter Agreement dated December 7, 2007 by and between Consultant and BioAuthorize, and later amended by the First Amendment to the Agreement dated January 18th, 2008 (collectively, the “Agreement”).

Recitals

WHEREAS, BioAuthorize has engaged Consultant, upon the terms and conditions set forth in the Agreement, to provide services including but not limited to a review of BioAuthorize’s entity structure, analyze IT plan and website review, business plan preparation, financial analysis, provide review of BioAuthorize’s advisors and recommendations regarding the same, acquisition or URL rights, software review, sales and marketing review and analysis, business development, merger and acquisition advisory, and investor relations services (the “Services”).

WHEREAS, the Parties desire to terminate the Agreement and forever resolve all matters regarding the relationship between the Parties upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Settlement and Release

1.
The Parties mutually agree that the Agreement is hereby terminated effective March 30, 2008 and except as provided for herein, the Parties shall have no continuing obligations to each other including performance of the Services by Consultant and the payment of any compensation by BioAuthorize.

2.
On or before Monday March 31, 2008, Consultant shall transfer and redeliver to Genesis Holdings, Inc. for cancellation, 1,275,000 shares of common stock of Genesis Holdings, Inc. (including the execution of stock powers required to make the transfer and redelivery) which were received by Consultant pursuant to provisions of the Share Exchange dated February 18, 2008 in exchange for shares of common stock of BioAuthorize that Consultant had earlier received from BioAuthorize pursuant to Section 3 of the Agreement.

3.
Except for the express purpose of enforcing the provisions of this Settlement and Release or as otherwise provided herein, the Parties waive any and all claims, disputes, demands, causes of action, losses and damages of any nature which were made, could have been made or existed as of the date of this Settlement and Release which each Party may have against the other Party, its respective principals, agents, successors and assigns.

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4.
Each Party (the “Indemnifying Party”) hereby agrees to indemnify, defend, protect and hold the other Party (the “Indemnified Party”), its officers, directors, agents, controlling persons (within the meaning of the Securities Act of 1933, as amended), employees, members and managers harmless for, from and against any and all claims, damages, liabilities, losses, attorney’s fees (including those incurred in any arbitration), dispute resolution expenses or other monetary loss of any kind whatsoever (including all actions or proceedings in respect thereof) (each, a “Claim”) brought by any person or entity relating to or arising from any breach, default or failure to perform any duty or obligation by the Indemnifying Party under the provisions of the Agreement or arising from any negligence, gross negligence or intentional or willful misconduct of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party, from time to time upon written request, for all reasonable legal and other expenses incurred in connection with investigating or defending any Claim.

5.	The Parties agree that nothing contained in this Agreement shall be deemed an admission that such Party failed to comply with the provisions of the Agreement.

6.
The Parties hereto agree that the terms and conditions of this Settlement and Release or any part hereof may only be amended, modified, changed or superseded by a writing executed by all of the Parties.

7.	This Settlement and Release shall be binding upon the parties, their principals, their successors and assignees, and all others acting by, through, or under their direction or in privity with them.

8.
By execution hereof, each Party hereby represents that it has all requisite authority and power to enter into and deliver this Agreement and perform the obligations of such Party as set forth herein and that all necessary corporate and other action has been validly and lawfully granted or obtained.

9.
This Settlement and Release may be executed in one or more counterparts and by original or facsimile signature, each of which will constitute an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, this Settlement and Release has been executed by each of the Parties as of the Effective Date.

Consultant: Soliton, LLC DBA BlueCar Partners	BioAuthorize: BioAuthorize, Inc.
By: /s/ Laura Whitelaw Name: Laura Whitelaw Title: Vice-President	By: /s/ Yada Schneider Name: Yada Schneider Title: President & CEO

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